As filed with the Securities and Exchange Commission on February 23, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Odyssey Re Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	52-2301683
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Odyssey Re Holdings Corp.
140 Broadway, 39th Floor, New York, New York 10005
(212) 978-4700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)	Donald L. Smith, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Odyssey Re Holdings Corp.
140 Broadway, 39th Floor, New York, New York 10005
(212) 978-4700
(Name, address, including zip code, and telephone number,
including area code, of agent for service of process)

Copy to:

Christopher J. Cummings, Esq.
Shearman & Sterling LLP
199 Bay Street, Commerce Court West, Suite 4405, P.O. Box 247, Toronto, Ontario M5L 1E8

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Registration Statement is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: ☐

        If this Registration Statement is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate	Amount of
securities to be registered	Registered	per unit or share	offering price(4)(5)	registration fee

Debt securities, common stock, preferred stock, warrants, stock purchase contracts and units(1)(2)	$400,000,000	(3)	$400,000,000	$50,680

(1)	Such presently indeterminate number or principal amount of debt securities, shares of common stock, shares of preferred stock, warrants, stock purchase contracts and units of OdysseyRe as may, from time to time, be issued at indeterminate prices, with an aggregate initial offering price not to exceed $400,000,000.

(2)	Also includes such indeterminate number or principal amount of debt securities, shares of common stock and shares of preferred stock of OdysseyRe as may be issued upon conversion or exchange of any debt securities or preferred stock that provide for conversion or exchange into other securities or upon exercise of warrants for such securities or upon settlement of stock purchase contracts for shares of common stock or shares of preferred stock.

(3)	Omitted pursuant to General Instruction II.D. of Form S-3.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(5)	Exclusive of accrued interest, if any.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2004

Prospectus

$400,000,000

Odyssey Re Holdings Corp.

Debt Securities

Preferred Stock
Common Stock
Warrants
Stock Purchase Contracts
Units

        We may offer and sell, from time to time, in one or more offerings, any combination of the securities that we describe in this prospectus having a total initial offering price not exceeding $400,000,000.

      We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities offered, before you make your investment decision.

      Our shares of common stock trade on the New York Stock Exchange under the symbol “ORH.” On February 20, 2004, the last reported sale price of our common stock on the NYSE was $26.33.

      We have not yet determined whether any of our debt securities or any of our shares of preferred stock, warrants, stock purchase contracts or units will be listed on any exchange or over-the-counter market. If we decide to seek listing of such securities, a prospectus supplement relating to such securities will identify such exchange or market.

       Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus.

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

PROSPECTUS
PROSPECTUS SUPPLEMENT
WHERE YOU CAN FIND MORE INFORMATION ABOUT ODYSSEYRE
FORWARD-LOOKING STATEMENTS
THE COMPANY
RISK FACTORS
Risks Relating to Our Business
Risks Related to Our Common Stock
USE OF PROCEEDS
DIVIDEND POLICY
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS
DESCRIPTION OF UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
SIGNATURES
EX-5.1
EX-12.1
EX-23.1

      You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, or any documents incorporated by reference therein, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

      Unless the context requires otherwise or otherwise as expressly stated, the terms “we,” “our,” “us,” “OdysseyRe” and the “Company” refer to Odyssey Re Holdings Corp., a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS

      This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf process, we may sell any combination of the following securities in one or more offerings up to a total amount of $400,000,000, or the equivalent thereof if any of the securities are denominated in a currency, currency unit or composite currency other than the U.S. dollar:

•	our shares of common stock;

•	our shares of preferred stock;

•	our warrants;

•	our stock purchase contracts;

•	our units; and

•	our debt securities.

      The terms of the aforementioned securities will be determined at the time of the offering.

      Certain of the shares of common stock that may be sold pursuant to this prospectus may be shares beneficially owned by our majority stockholder, Fairfax Financial Holdings Limited. For information regarding ownership by Fairfax of shares of our common stock, see “Security Ownership of Certain Beneficial Owners and Management” contained in our Annual Report on Form 10-K, which is incorporated by reference in this prospectus.

PROSPECTUS SUPPLEMENT

      This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About OdysseyRe.”

      The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

      The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the Securities and Exchange Commission website or at the Securities and Exchange Commission office mentioned under the heading “Where You Can Find More Information about OdysseyRe.”

WHERE YOU CAN FIND MORE INFORMATION ABOUT ODYSSEYRE

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended. You may read and copy this information, or obtain copies of the information by mail, at the following location of the SEC:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, DC 20549

      You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like OdysseyRe, who file electronically with the SEC. The address of the site is www.sec.gov.

      You can also inspect reports, proxy statements and other information about OdysseyRe at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus. The following documents, which have been filed by us with the SEC, are incorporated by reference into this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2003; and

•	Our description of our common stock that is contained in our Registration Statement on Form 8-A filed on June 8, 2001.

      All documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under item 9 or item 12 of Form 8-K) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

      Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

          Investor Relations

          Odyssey Re Holdings Corp.
          140 Broadway, 39th Floor
          New York, New York, 10005
          Tel: (212) 978-4700

      Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

FORWARD-LOOKING STATEMENTS

      Certain information included or incorporated by reference in this document may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are characterized by terminology such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy,” and similar expressions. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, some of which are described below under the caption “Risk Factors,” as well as other factors that our management has not yet identified. Any such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the foregoing.

THE COMPANY

      OdysseyRe is a leading U.S. based underwriter of reinsurance, providing a full range of property and casualty products on a worldwide basis. We offer a broad range of both treaty and facultative reinsurance to property and casualty insurers. We also underwrite insurance business through our Lloyd’s of London syndicate and our insurance company subsidiaries.

      Our global presence is established through 17 offices, with principal locations in the United States, London, Paris, Singapore and Latin America. Our operations are managed through four distinct divisions, Americas, EuroAsia, London Market and U.S. Insurance, which are principally based on geographic regions.

      We had gross premiums written in 2003 of $2.6 billion and stockholders’ equity as of December 31, 2003 of $1.4 billion.

      We were incorporated in Delaware on March 21, 2001. Our principal executive office is located at 140 Broadway, 39th floor, New York, New York, 10005. Our telephone number is (212) 978-4700.

RISK FACTORS

      The following are some of the risks associated with our business. You should also refer to the other information in this prospectus, including the financial statements and accompanying notes thereto incorporated by reference in this prospectus.

Risks Relating to Our Business

We operate in a highly competitive environment which could make it more difficult for us to attract and retain business.

      The reinsurance industry is highly competitive. We compete, and will continue to compete, with major United States and non-United States reinsurers and certain underwriting syndicates and insurers, some of which have greater financial, marketing and management resources than we do. In addition, we may not be aware of other companies that may be planning to enter the reinsurance market or existing reinsurers that may be planning to raise additional capital. Moreover, Lloyd’s of London, in contrast with prior practice, now allows its syndicates to accept capital from corporate investors, which may result in such syndicates becoming more competitive in our markets. Competition in the types of reinsurance business that we underwrite is based on many factors, including premiums charged and other terms and conditions offered, services provided, financial ratings assigned by independent rating agencies, speed of claims payment, reputation, perceived financial strength and the experience of the reinsurer in the line of reinsurance to be written. Increased competition could cause us and other reinsurance providers to charge lower premium rates and obtain less favorable policy terms, which could adversely affect our ability to generate revenue and grow our business.

      We also are aware that other financial institutions, such as banks, are now able to offer services similar to our own. In addition, we have recently seen the creation of alternative products from capital market participants that are intended to compete with reinsurance products. We are unable to predict the extent to which these new, proposed or potential initiatives may affect the demand for our products or the risks that may be available for us to consider underwriting.

      Our primary insurance is a business segment that is growing, and the primary insurance business is also highly competitive. Primary insurers compete on the basis of factors including selling effort, product, price, service and financial strength. We seek primary insurance pricing that will result in adequate returns on the capital allocated to our primary insurance business. Our business plans for these business units could be adversely impacted by the loss of primary insurance business to competitors offering competitive insurance products at lower prices.

      This competition could affect our ability to attract and retain business.

Our actual claims may exceed our claim reserves causing us to incur losses we did not anticipate.

      Our success is dependent upon our ability to assess accurately the risks associated with the businesses that we reinsure or insure. If we fail to accurately assess the risks we assume, we may fail to establish appropriate premium rates and our reserves may be inadequate to cover our losses, which could have a material adverse effect on our financial condition or reduce our net income.

      As of December 31, 2003, we had net unpaid losses and loss adjustment expenses of approximately $2.3 billion. We incurred losses and loss adjustment expenses of $1,325.8 million, $987.2 million and $725.8 million for the years ended December 31, 2003, 2002 and 2001, respectively.

      Claim reserves represent estimates involving actuarial and statistical projections at a given point in time of our expectations of the ultimate settlement and administration costs of claims incurred. We utilize both proprietary and commercially available actuarial models as well as historical reinsurance industry loss development patterns to assist in the establishment of appropriate claim reserves. In contrast to casualty losses, which frequently can be determined only through lengthy and unpredictable litigation, non-casualty property losses tend to be reported promptly and usually are settled within a shorter period of time.

Nevertheless, for both casualty and property losses, actual claims and claim expenses paid may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements. In addition, because we, like other reinsurers, do not separately evaluate each of the individual risks assumed under reinsurance treaties, we are largely dependent on the original underwriting decisions made by ceding companies. We are subject to the risk that the ceding companies may not have adequately evaluated the risks to be reinsured and that the premiums ceded may not adequately compensate us for the risks we assume. If our claim reserves are determined to be inadequate, we will be required to increase claim reserves with a corresponding reduction in our net income in the period in which the deficiency is rectified. It is possible that claims in respect of events that have occurred could exceed our claim reserves and have a material adverse effect on our results of operations in a particular period or our financial condition.

      Even though most insurance contracts have policy limits, the nature of property and casualty insurance and reinsurance is that losses can exceed policy limits for a variety of reasons and could significantly exceed the premiums received on the underlying policies.

Unpredictable catastrophic events could reduce our net income.

      Catastrophes can be caused by various events, including natural events such as hurricanes, windstorms, earthquakes, hailstorms, severe winter weather and fires, and unnatural events such as a terrorist attack, explosions and riots. The incidence and severity of catastrophes are inherently unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Most catastrophes are restricted to small geographic areas; however, hurricanes, windstorms and earthquakes may produce significant damage in large, heavily populated areas, and most of our past catastrophe-related claims have resulted from severe storms. Catastrophes can cause losses in a variety of property and casualty lines for which we provide reinsurance. Insurance companies are not permitted to reserve for a catastrophe until it has occurred. It is therefore possible that a catastrophic event or multiple catastrophic events could have a material adverse effect upon our results of operations and financial condition.

Consolidation in the insurance industry could lead to lower margins for us and less demand for our reinsurance products.

      Many insurance industry participants are consolidating to enhance their market power. These entities may try to use their market power to negotiate price reductions for our products and services. If competitive pressures compel us to reduce our prices, our operating margins would decrease. As the insurance industry consolidates, competition for customers will become more intense and the importance of acquiring and properly servicing each customer will become greater. We could incur greater expenses relating to customer acquisition and retention, further reducing our operating margins. In addition, insurance companies that merge may be able to spread their risks across a consolidated, larger capital base so that they require less reinsurance.

A change in demand for reinsurance could lead to reduced premium rates which could reduce our net income.

      Historically, we have experienced fluctuations in operating results due to competition, frequency of occurrence or severity of catastrophic events, levels of capacity, general economic conditions and other factors. Demand for reinsurance is influenced significantly by underwriting results of primary insurers and prevailing general economic conditions. In addition, the larger insurers created by the consolidation discussed above may require less reinsurance. The supply of reinsurance is related to prevailing prices and levels of surplus capacity that, in turn, may fluctuate in response to changes in rates of return being realized in the reinsurance industry. It is possible that premium rates or other terms and conditions of trade could vary in the future, that the present level of demand will not continue or that the present level of supply of reinsurance could increase as a result of capital provided by recent or future market entrants or by existing reinsurers.

If we are unable to maintain a favorable financial strength rating, certain existing business may be subject to termination, and it may be more difficult for us to write new business.

      Third party rating agencies assess and rate the claims-paying ability of reinsurers and insurers based upon criteria established by the rating agencies. Periodically the rating agencies evaluate us to confirm that we continue to meet the criteria of the ratings previously assigned to us. The claims-paying ability ratings assigned by rating agencies to reinsurance or insurance companies represent independent opinions of financial strength and ability to meet policyholder obligations, and are not directed toward the protection of investors. Ratings by rating agencies are not ratings of securities or recommendations to buy, hold or sell any security and are not applicable to the securities being offered by this prospectus. In the event our companies were to be downgraded by any or all of the rating agencies, some of our business would be subject to provisions which could cause, among other things, early termination of contracts, or a requirement to post collateral at the direction of our counter party.

      Our insurance and reinsurance subsidiaries maintain a rating of “A” (Excellent) from A.M. Best, Inc. and an “A-” (Strong) counterparty credit and financial strength rating from Standard & Poor’s Insurance Rating Services. Financial strength ratings are used by insurers and reinsurance and insurance intermediaries as an important means of assessing the financial strength and quality of reinsurers. In addition, the rating of a company purchasing reinsurance may be adversely affected by an unfavorable rating or the lack of a rating of its reinsurer.

If we are unable to realize our investment objectives, our financial condition may be adversely affected.

      Our operating results depend in part on the performance of our investment portfolio. The ability to achieve our investment objectives is affected by general economic conditions that are beyond our control. General economic conditions can adversely affect the markets for interest-rate-sensitive securities, including the extent and timing of investor participation in such markets, the level and volatility of interest rates and, consequently, the value of fixed income securities. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. General economic conditions, stock market conditions and many other factors can also adversely affect the equities markets and, consequently, the value of the equity securities we own. We may not be able to realize our investment objectives, which could reduce our net income significantly.

We may be adversely affected by foreign currency fluctuations.

      Our functional currency is the United States dollar. A portion of our premiums are written in currencies other than the United States dollar and a portion of our loss reserves are also in foreign currencies. Moreover, we maintain a portion of our investments in currencies other than the United States dollar. We may, from time to time, experience losses resulting from fluctuations in the values of foreign currencies, which could adversely affect our operating results.

Our ability to borrow is limited by our notes and Fairfax’s bank credit facilities, which could have an adverse effect on our financial condition.

      The current agreements governing the bank credit facilities of Fairfax, our majority stockholder, subject to limited exceptions, prevent any subsidiaries of Fairfax from borrowing money. Our financial flexibility in the future may be limited by the terms of these agreements. We have entered into a note purchase agreement with purchasers of our notes that contains restrictive covenants that may restrict or prohibit our ability to borrow money.

We are a holding company and are dependent on dividends and other payments from our operating subsidiaries, which are subject to dividend restrictions.

      We are a holding company whose principal source of funds is cash dividends and other permitted payments from our operating subsidiaries, principally Odyssey America. If our subsidiaries are unable to make payments to us, or are able to pay only limited amounts, we may be unable to pay dividends or make payments on our indebtedness. The payment of dividends by our operating subsidiaries is subject to restrictions set forth in the insurance laws and regulations of Connecticut, Delaware, New York and the United Kingdom. See “Regulatory Matters — Regulation of Insurers and Reinsurers — Dividends” contained in Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2003 incorporated herein by reference.

Our business could be adversely affected by the loss of one or more key employees.

      We are substantially dependent on a small number of key employees, in particular Andrew Barnard, Michael Wacek and Charles Troiano. We believe that the experience and reputations in the reinsurance industry of Messrs. Barnard, Wacek and Troiano are important factors in our ability to attract new business. We have entered into employment agreements with Messrs. Barnard, Wacek and Troiano. Our success has been, and will continue to be, dependent on our ability to retain the services of our existing key employees and to attract and retain additional qualified personnel in the future. The loss of the services of Mr. Barnard, Mr. Wacek or Mr. Troiano or any other key employee, or the inability to identify, hire and retain other highly qualified personnel in the future, could adversely affect the quality and profitability of our business operations. We do not currently maintain key employee insurance with respect to any of our employees.

Our business is primarily dependent upon a limited number of unaffiliated reinsurance brokers and the loss of business provided by them could adversely affect our business.

      We market our reinsurance products worldwide primarily through reinsurance brokers, as well as directly to our customers. Five reinsurance brokerage firms accounted for 60% of our reinsurance gross premiums written for the year ended December 31, 2003. Loss of all or a substantial portion of the business provided by these brokers could have a material adverse effect on us.

Our reliance on payments through reinsurance brokers exposes us to credit risk.

      In accordance with industry practice, we frequently pay amounts owing in respect of claims under our policies to reinsurance brokers, for payment over to the ceding insurers. In the event that a broker fails to make such a payment, depending on the jurisdiction, we might remain liable to the ceding insurer for the deficiency. Conversely, in certain jurisdictions, when the ceding insurer pays premiums for such policies to reinsurance brokers for payment over to us, such premiums will be deemed to have been paid and the ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received such premiums. Consequently, in connection with the settlement of reinsurance balances, we assume a degree of credit risk associated with brokers around the world.

Our computer and data processing systems may fail or be perceived to be insecure, which could adversely affect our business and damage our customer relationships.

      Our business is highly dependent upon the successful and uninterrupted functioning of our computer and data processing systems. We rely on these systems to perform actuarial and other modeling functions necessary for writing business, as well as to process and make claims payments. We have a highly trained staff that is committed to the continual development and maintenance of these systems. However, the failure of these systems could interrupt our operations or materially impact our ability to rapidly evaluate and commit to new business opportunities. If sustained or repeated, a system failure could result in the loss of existing or potential business relationships, or compromise our ability to pay claims in a timely manner. This could result in a material adverse effect on our business results.

      Our insurance may not adequately compensate us for material losses that may occur due to disruptions in our service as a result of computer and data processing systems failure. We do not maintain redundant systems or facilities for all of our services.

      In addition, a security breach of our computer systems could damage our reputation or result in liability. We retain confidential information regarding our business dealings in our computer systems. We may be required to spend significant capital and other resources to protect against security breaches or to alleviate problems caused by such breaches. Any well-publicized compromise of security could deter people from conducting transactions that involve transmitting confidential information to our systems. Therefore, it is critical that these facilities and infrastructure remain secure and are perceived by the marketplace to be secure. Despite the implementation of security measures, this infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems. In addition, we could be subject to liability if hackers were able to penetrate our network security or otherwise misappropriate confidential information.

We may not be able to alleviate risk successfully through retrocessional arrangements and we are subject to credit risks with respect to our retrocessionaires.

      We attempt to limit our risk of loss through retrocessional arrangements, including reinsurance agreements with other reinsurers, referred to as retrocessionaires. The availability and cost of retrocessional protection is subject to market conditions, which are beyond our control. As a result, we may not be able to successfully alleviate risk through retrocessional arrangements. In addition, we are subject to credit risk with respect to our retrocessions because the ceding of risk to retrocessionaires does not relieve us of our liability to the companies we reinsured.

      We purchase reinsurance coverage to insure against a portion of our risk on policies we write directly. We expect that limiting our insurance risks through reinsurance will continue to be important to us. Reinsurance does not affect our direct liability to our policyholders on the business we write. Although our current reinsurance program is primarily maintained with reinsurers rated “A” (Excellent) or better by A.M. Best, a reinsurer’s insolvency or inability to make payments under the terms of its reinsurance agreements with us could have a material adverse effect on us. In addition, we cannot assure you that reinsurance will remain available to us to the same extent and on the same terms as are currently available.

Our business could be adversely affected as a result of political, regulatory, economic or other influences in the insurance industry.

      The insurance industry is highly regulated and is subject to changing political, economic and regulatory influences. These factors affect the practices and operation of insurance and reinsurance organizations. Federal and state legislatures have periodically considered programs to reform or amend the United States insurance system at both the federal and state level. Recently, the insurance and reinsurance regulatory framework has been subject to increased scrutiny in many jurisdictions, including the United States and various states in the United States.

      Changes in current insurance regulation may include increased governmental involvement in the insurance industry or may otherwise change the business and economic environment in which insurance industry participants operate. In the United States, for example, the states of Hawaii and Florida have implemented arrangements whereby property insurance in catastrophe prone areas is provided through state-sponsored entities. The California Earthquake Authority, the first privately financed, publicly operated residential earthquake insurance pool, provides earthquake insurance to California homeowners.

      Such changes could cause us to make unplanned modifications of products or services, or may result in delays or cancellations of sales of products and services by insurers or reinsurers. Insurance industry participants may respond to changes by reducing their investments or postponing investment decisions, including investments in our products and services. We cannot predict the future impact of changing law or regulation on our operations; any changes could have a material adverse effect on us or the insurance industry in general.

Risks Related to Our Common Stock

Because our controlling stockholder intends to retain control, you may be unable to realize a gain on your investment in our common stock in connection with an acquisition bid.

      Fairfax, through its subsidiaries, TIG Insurance Group, TIG Insurance Company, ORH Holdings Inc., United States Fire Insurance Company, Fairfax Financial (US) LLC and Fairfax Inc., owns approximately 80.6% of our outstanding common stock. Consequently, Fairfax is in a position to determine the outcome of corporate actions requiring stockholder approval, including:

•	electing members of our Board of Directors;

•	adopting amendments to our charter documents; and

•	approving a merger or consolidation, liquidation or sale of all or substantially all of our assets.

      In addition, Fairfax has provided us, and continues to provide us, with certain services. All of our directors, except for Mr. Barnard and Mr. Sweitzer, also are directors or officers of Fairfax or certain of its subsidiaries. Conflicts of interest could arise between us and Fairfax or one of its subsidiaries, and any conflict of interest may be resolved in a manner that does not favor us.

      Fairfax intends to retain control of us and cannot foresee any circumstances under which it would sell a sufficient number of shares of our common stock to cause it not to retain such control. In order to retain control, Fairfax may decide not to enter into a transaction in which our stockholders would receive consideration for their shares that is much higher than the cost of their investment in our common stock or the then current market price of our common stock. Any decision regarding the ownership of us that Fairfax may make at some future time will be in its absolute discretion.

Significant fluctuation in the market price of our common stock could result in securities class action claims against us.

      Significant price and value fluctuations have occurred with respect to the securities of insurance and insurance-related companies. Our common stock price is likely to be volatile in the future. In the past, following periods of downward volatility in the market price of a company’s securities, class action litigation has often been pursued against such companies. If similar litigation were pursued against us, it could result in substantial costs and a diversion of our management’s attention and resources.

Provisions in our charter documents and Delaware law may impede attempts to replace or remove our management or inhibit a takeover, which could adversely affect the value of our common stock.

      Our certificate of incorporation and bylaws, as well as Delaware corporate law, contain provisions that could delay or prevent changes in our management or a change of control that a stockholder might consider favorable and may prevent you from receiving a takeover premium for your shares. These provisions include, for example,

•	authorizing the issuance of preferred stock, the terms of which may be determined at the sole discretion of our Board of Directors;

•	establishing advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted on by stockholders at meetings; and

•	providing that special meetings of stockholders may be called only by our Board of Directors, the chairman of our Board of Directors, our president or our secretary.

      These provisions apply even if the offer may be considered beneficial by some of our stockholders. If a change in management or a change of control is delayed or prevented, the market price of our common stock could decline.

USE OF PROCEEDS

      Except as may be described in the applicable prospectus supplement that accompanies this prospectus, we intend to add the net proceeds from the sale of the securities under this prospectus to our general funds and use such proceeds for working capital and other general corporate purposes. We will not receive any of the proceeds from sales of our common stock, if any, by Fairfax.

      We will determine the allocation of the net proceeds of an offering of securities to a specific purpose, if any, at the time of the offering and we will describe such allocation in the applicable prospectus supplement.

DIVIDEND POLICY

      Our Board of Directors has established a policy of declaring quarterly cash dividends on our common stock. We paid a cash dividend of $0.03125 per share of common stock in the fourth quarter of 2003. Prior to such quarter, we paid a quarterly cash dividend of $0.025 per share of common stock for each quarter beginning with the quarter ended September 30, 2001.

      The declaration and payment of future dividends, if any, by us will be at the discretion of our Board of Directors and will depend on, among other things, our financial condition, general business conditions and legal restrictions regarding the payment of dividends by us and other factors which our board may deem relevant.

      As a holding company with no direct operations, we rely on cash dividends and other permitted payments from our insurance subsidiaries to pay dividends to our securityholders and to service our debt. Amounts payable to us without the prior approval of applicable state insurance departments are limited by state insurance law.

RATIO OF EARNINGS TO FIXED CHARGES

      The ratio of our earnings to fixed charges for the periods indicated are as follows:

	Historical Ratios for the years ended December 31,

	2003	2002	2001	2000	1999

Ratio of earnings to fixed charges	22.88	23.69	*	46.95	29.73

*	Due to our loss in 2001, the ratio coverage was less than 1:1. Additional earnings of $8.8 million would have achieved a coverage ratio of 1:1.

     For purposes of computing our ratio of earnings to fixed charges, earnings includes income before income taxes, undistributed income (loss) from equity investees and fixed charges. Fixed charges consist of interest expense, amortization of capitalized expenses related to indebtedness and an estimated interest factor of rental expense.

DESCRIPTION OF DEBT SECURITIES

      We may issue debt securities from time to time in one or more series. This section summarizes the general terms and provisions of the debt securities that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.

      The senior debt securities will constitute part of our senior debt and will rank equally with all our other unsecured and unsubordinated debt. The subordinated debt securities will constitute part of our subordinated debt and will be subordinate in right of payment to all of our “senior indebtedness”. The prospectus supplement for any series of subordinated debt securities will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

      We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

      As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The senior debt securities will be issued pursuant to the senior debt securities indenture between us and The Bank of New York, dated as of October 31, 2003. The subordinated debt securities will be issued pursuant to an indenture, which we will enter into with a trustee. When we refer to the “applicable indenture” or “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued, as supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the applicable indenture. Second, the trustee performs certain administrative duties for us.

      Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. If we refer to particular provisions in an indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplement thereto that are applicable to you because the indenture, and not this section, defines your rights as a holder of debt securities. The indentures are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information About OdysseyRe” for information on how to obtain a copy of the indentures.

      We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

General

      The debt securities offered hereby will be unsecured obligations of OdysseyRe. The debt securities will be either our senior unsecured obligations issued in one or more series and referred to herein as the “senior debt securities,” or our subordinated unsecured obligations issued in one or more series and referred to herein as the “subordinated debt securities.” The senior debt securities will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of OdysseyRe. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt securities and the senior indebtedness of OdysseyRe, as described below under “Subordinated Indenture Provisions.” As of December 31, 2003 we did not have any secured debt to which our debt securities would be subordinated and we had $375.0 million aggregate principal amount of unsecured debt outstanding that would be on par with the debt securities.

      You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement will be set forth in the applicable indenture and may include the following, as applicable to the series of debt securities offered thereby:

•	the title of the debt securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities of OdysseyRe;

•	the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

•	whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

•	the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

•	the amount payable upon acceleration of the maturity of the debt securities or how this amount will be determined;

•	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which any interest will accrue or how such date or dates will be determined;

•	the interest payment dates and the record dates for these interest payments;

•	whether the debt securities are redeemable at our option;

•	whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into or exercised or exchanged for our common stock, preferred stock, warrants, stock purchase contracts or units, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option or at the option of any other person, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of our common stock, preferred stock, warrants, stock purchase contracts or units issuable upon conversion, exercise or exchange may be adjusted;

•	whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

•	the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in “certificated” form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations);

•	the currency or currencies of the debt securities;

•	whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, other than or in addition to New York, New York, for payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the debt securities will be issued;

•	the applicability of the provisions of the applicable indenture described under “defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions;

•	material federal income tax considerations that are specific to the series of debt securities offered;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	whether the applicable indenture contains any changes or additions to the events of default or covenants described in this prospectus; and

•	any other terms specific to the series of debt securities offered.

      Unless we indicate differently in the applicable prospectus supplement, the indentures pursuant to which the debt securities are issued will not contain any provisions that give you protection in the event we issue a large amount of debt, or in the event that we are acquired by another entity.

Redemption

      If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

•	the redemption prices (or method of calculating the same);

•	the redemption period (or method of determining the same);

•	whether such debt securities are redeemable in whole or in part at our option; and

•	any other provisions affecting the redemption of such debt securities.

Conversion and Exchange

      If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

•	the conversion price or exchange ratio (or the method of calculating the same);

•	the conversion or exchange period (or the method of determining the same);

•	whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

•	the events requiring an adjustment of the conversion price or the exchange ratio; and

•	any other provisions affecting conversion or exchange of such debt securities.

Form and Denomination of Debt Securities

Denomination of Debt Securities

      Unless we indicate differently in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and multiples thereof.

Registered Form

      We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

Bearer Form

      We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Holders of Registered Debt Securities

Book-Entry Holders

      We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary’s book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

      Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

      As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system, or that holds an interest through a participant in the depositary’s book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

      In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

      For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

      Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the legal holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

      For example, once we make a payment or give a notice to the legal holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the debt securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

      Notwithstanding the above, when we refer to “you” or “your” in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the legal holders or only indirect holders of the debt securities offered. When we refer to “your debt securities” in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

      If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for its consent, as a legal holder of the debt securities, if ever required;

•	if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a legal holder of such debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

      A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form.

      A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole legal holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a legal holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

      As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the legal holder of the debt securities represented by such global security.

      If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under “— Special Situations When a Global Security Will Be Terminated.”

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Holders of Registered Debt Securities” above.

•	An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the debt securities. Neither the trustee nor we have any responsibility for any aspect of the depositary’s actions or for the depositary’s records of ownership interests in a global security. Additionally, neither the trustee nor we supervise the depositary in any way.

•	DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

Special Situations When a Global Security Will Be Terminated

      In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as “certificated” debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under “— Holders of Registered Debt Securities” above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

      The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

      The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the legal holders of those debt securities.

Form, Exchange and Transfer of Registered Securities

      If we cease to issue registered debt securities in global form, we will issue them:

•	only in fully registered certificated form; and

•	unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

      Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

      Holders may exchange or transfer their certificated securities at the trustee’s office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

      Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

      If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts.

      If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

      If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

      On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee’s records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee’s records, is also known as the “record date.” The record date will usually be about two weeks in advance of the interest due date.

      Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

Payments on Global Securities

      We will make payments on a global security directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Global Securities” above.

Payments on Certificated Securities

      We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee’s records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee in New York City, New York, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

      Alternatively, if a certificated security has a face amount of at least $10,000,000, and the holder of such certificated security so requests, we will pay any amount that becomes due on such certificated security by wire transfer of immediately available funds to an account specified by the holder at a bank in New York City, New York, on the applicable due date for payment. To request payment by wire transfer, the holder must give appropriate transfer instructions to the trustee or other paying agent at least 15 business days before the requested wire payment is due. In the case of any interest payments, the instructions must be given by the person who is shown on the trustee’s records as the holder of the certificated security on the applicable record date. Wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

      If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

      Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

      You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

What Is an Event of Default?

      Unless otherwise specified in the applicable prospectus supplement, the term “Event of Default” with respect to the debt securities offered means any of the following:

•	We do not pay the principal of, or any premium on, the debt security on its due date.

•	We do not pay interest on the debt security within 60 days of its due date.

•	We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date.

•	We remain in breach of a covenant with respect to the debt securities for 90 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the applicable indenture, occurs.

      An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture.

Remedies if an Event of Default Occurs

      If an Event of Default has occurred and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series.

      The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee is not required to take any action under the applicable indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

      Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

•	You must give your trustee written notice that an Event of Default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

      Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

      Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•	the payment of principal, or any premium or interest, on the affected series of debt securities; or

•	a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

      Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee, and how to declare or rescind an acceleration of maturity on their debt securities.

      With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

Merger or Consolidation

      Unless otherwise specified in the applicable prospectus supplement, the terms of the indentures will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

•	in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

•	the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

•	we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

      There are three types of changes we can make to any indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

      First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the applicable indenture, without your specific approval, we may not:

•	change the stated maturity of the principal of, or interest on, your debt securities;

•	change any obligation to pay any additional amounts on your debt securities;

•	reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

•	reduce the amount of principal payable upon acceleration of maturity of your debt securities;

•	make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt security in accordance with the terms of the applicable indenture;

•	change the place or currency of payment on your debt securities;

•	impair your right to sue for payment on your debt securities;

•	if your debt securities are subordinated debt securities, modify the subordination provisions in the applicable indenture in a manner that is adverse to you;

•	reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the applicable indenture;

•	reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults of the applicable indenture; or

•	modify any other aspect of the provisions of the applicable indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities.

Changes Not Requiring Your Approval

      There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

Changes Requiring Majority Approval

      Subject to the provisions of the applicable indenture, any other change to, or waiver of, any provision of an indenture and the debt securities issued pursuant thereto would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

•	If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose.

•	Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

      In each case, the required approval must be given in writing.

Further Details Concerning Voting

      When taking a vote, we will decide the principal amount attributable to the debt securities in the following manner:

•	For original issue discount debt securities, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

•	For debt securities for which principal amount is not known (for example, because it is based on an index), we will use the formula described in the prospectus supplement relating to such debt securities.

•	For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

      Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment in full or their redemption. Debt securities will also not be eligible to vote if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under “— Defeasance — Full Defeasance.”

      We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series of debt securities, such vote or action may be taken only by persons shown on the trustee’s records as holders of the debt securities of the relevant series on such record date.

      Book-entry and other indirect holders should consult their banks or brokers for information on how their approval or waiver may be granted or denied if we seek their approval to change or waive the provisions of an applicable indenture or of their debt securities.

Defeasance

      If specified in the applicable prospectus supplement and subject to the provisions of the applicable indenture, we may elect either:

•	to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as “covenant defeasance”); or

•	to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as “full defeasance”).

Covenant Defeasance

      In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

      Subject to the provisions of the applicable indenture, to accomplish covenant defeasance with respect to the debt securities offered:

•	We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

•	No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•	We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•	We must deliver to the trustee of such debt securities a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

•	We must comply with any additional terms of, conditions to or limitations to covenant defeasance, as set forth in the applicable indenture.

•	We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the applicable indenture, had been complied with.

      If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

Full Defeasance

      If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

      Subject to the provisions of the applicable indenture, in order to accomplish full defeasance with respect to the debt securities offered:

•	We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

•	No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•	We must deliver to the trustee of such debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•	We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

•	We must comply with any additional terms of, conditions to or limitations to full defeasance, as set forth in the applicable indenture.

•	We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the applicable indenture, had been complied with.

Senior Indenture Provisions

      The senior debt securities will be issued pursuant to the senior debt securities indenture between us and The Bank of New York, dated as of October 31, 2003. The senior indenture is an exhibit to the registration statement, of which this prospectus forms a part. The particular terms of a series of senior debt securities will be set forth in the senior indenture, as supplemented by an applicable supplemental indenture, and described in the applicable prospectus supplement. The applicable prospectus supplement and senior indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement, the senior indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity. We urge you to read the senior indenture as supplemented by the supplemental indenture that is applicable to you because that senior indenture, as supplemented, and not this section, defines your rights as a holder of the senior debt securities.

Subordinated Indenture Provisions

      The subordinated debt securities will be issued under a subordinated indenture. The form of subordinated indenture is an exhibit to the registration statement, of which this prospectus forms a part. The particular terms of a series of subordinated debt securities will be set forth in the subordinated indenture, as supplemented by an applicable supplemental indenture, and described in the applicable prospectus supplement. The applicable prospectus supplement and subordinated indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement, the subordinated indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity. We urge you to read the subordinated indenture as supplemented by the supplemental indenture that is applicable to you because that subordinated indenture, as supplemented, and not this section, defines your rights as a holder of the subordinated debt securities.

Subordination

      Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as supplemented, in right of payment to the prior payment in full of all of our senior indebtedness. Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior indebtedness has been made or duly provided for in money or money’s worth.

      Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full. Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.

      By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

      When we refer to “senior indebtedness” in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:

•	our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities issued under a subordinated indenture, whenever created, incurred, assumed or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refundings of any of such indebtedness.

      If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

Information Concerning the Trustee

      The Bank of New York is the trustee under the indentures. We may maintain deposit accounts and conduct banking and other financing transactions with the trustee in the normal course of business.

Governing Law

      The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF PREFERRED STOCK

      Our Board of Directors is authorized, subject to Delaware law, without stockholder approval, from time to time to issue up to an aggregate of 200,000,000 shares of preferred stock described below. The following briefly summarizes the provisions of our amended and restated certificate of incorporation that would be important to holders of our preferred stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation, which is an exhibit to the registration statement that contains this prospectus.

      The description of most of the financial and other specific terms of your series of preferred stock will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

      As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.

      Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our amended and restated certificate of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock you purchase. The terms in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our Authorized Preferred Stock

      Under our amended and restated certificate of incorporation, our Board of Directors is authorized, subject to Delaware law, without stockholder approval, from time to time to issue up to an aggregate of 200,000,000 shares of preferred stock in one or more series. Our Board of Directors can fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions. Such rights and preferences may be superior to common stock as to dividends, distributions of assets (upon liquidation or otherwise) and voting rights. Shares of preferred stock may be convertible into shares of any other series or class of stock, including common stock, if our Board of Directors so determines. Our Board of Directors will fix the terms of the series of preferred stock it designates by resolution adopted before we issue any shares of the series of preferred stock.

      The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our Board of Directors, including, as applicable;

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.

      When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that their holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets.

      The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our Board of Directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, which may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Redemption

      If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

      Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

      Any partial redemptions of preferred stock will be made in a way that our Board of Directors decides is equitable.

      Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Dividends

      Holders of each series of preferred stock will be entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for payment of dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the Board of Directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

Conversion or Exchange Rights

      The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of our preferred stock or any other securities registered pursuant to the registration statement of which this prospectus forms a part.

Liquidation Preference

      In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

      If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

      The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Transfer Agent and Registrar

      The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notice to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF COMMON STOCK

      Our amended and restated certificate of incorporation authorizes the issuance of up to 500,000,000 shares of common stock, par value $.01 per share. Holders of record of common stock are entitled to one vote per share on all matters upon which securityholders have the right to vote. The rights attached to the shares of common stock do not provide for cumulative voting rights or preemptive rights. Therefore, holders of more than 50% of the shares of common stock are able to elect all our directors eligible for election each year. All issued and outstanding shares of our common stock are, and the common stock to be sold under this prospectus, when issued and paid for, will be, validly issued, fully paid and non-assessable. Holders of our common stock, subject to the preferential rights of the holders of any shares of preferred stock, are entitled to such dividends as may be declared from time to time by our Board of Directors out of funds legally available for that purpose. Upon dissolution, holders of our common stock are entitled to share pro rata in the assets of our company remaining after payment in full of all of our liabilities and obligations, including payment of the liquidation preference, if any, of any preferred stock then outstanding. There are no redemption or sinking fund provisions applicable to the common stock.

      The common stock is listed on the New York Stock Exchange under the symbol “ORH”.

Registration Rights

      We have granted certain registration rights to TIG Insurance Company and ORH Holdings Inc., each a wholly owned subsidiary of our majority stockholder, Fairfax Financial Holdings Limited. The registration rights agreement includes rights to require us to register the offer and sale of shares of our common stock held by TIG and ORH Holdings on up to three different occasions. Each of TIG and ORH Holdings may also require us to file registration statements on Form S-3. The registration rights agreement also includes the right to require us to include our common stock held by TIG and ORH Holdings in up to three future registration statements that we file with the Securities and Exchange Commission. The agreement also provides TIG and ORH Holdings with comparable rights to require us to qualify their shares of common stock for distribution, by prospectus or otherwise, in any province or territory of Canada in which we are a reporting issuer. We will also provide TIG and ORH Holdings with the right to participate in any securities offerings by us in order to maintain their percentage ownership. These rights are subject to various conditions and limitations.

      We will bear all expenses incurred in connection with these registrations, other than any underwriting discounts and commissions. Registration of shares of common stock upon the exercise of these registration rights would result in such shares becoming freely tradable without restriction.

Delaware Anti-Takeover Statute and Charter Provisions

      Under Delaware law, we may not engage in a “business combination,” which includes a merger or sale of more than 10% of our assets, with any “interested stockholder,” namely, a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of any of these persons, for three years following the time that stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by our Board of Directors prior to the time the interested stockholder attained that status;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers; or

•	at or after the time the stockholder became an interested stockholder the business combination is approved by the Board of Directors and authorized at an annual or special meeting of securityholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

      The authorization of undesignated preferred stock in our charter makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Limitations on Liability and Indemnification of Officers and Directors

      Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is The Bank of New York.

DESCRIPTION OF WARRANTS

      The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

      The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

      The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the common stock or series of preferred stock purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

      A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement.

      Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

      Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Governing Law

      Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

      We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock or preferred stock, as applicable, at a future date or dates. The price per share of common stock or preferred stock, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

      The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS

      We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

      The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

      The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

      We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

      We and our agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

      If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

      Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

      If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

      Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

      To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

      Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of our business.

      Provisions of this “Plan of Distribution” section applicable to sales by us of our common stock also apply to sales by Fairfax of our common stock. References to “we” and “our” in that context should be read to refer to Fairfax to the extent it sells shares of our common stock under this prospectus.

      During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

LEGAL MATTERS

      Unless otherwise specified in a prospectus supplement, the validity of the securities issued and sold hereunder will be passed upon for us by Donald L. Smith, our Senior Vice President, General Counsel and Corporate Secretary.

EXPERTS

      The financial statements and the related financial statement schedules, incorporated in this prospectus by reference to OdysseyRe’s Annual Report on Form 10-K for the year ended December 31, 2003, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

$400,000,000

Debt Securities

Preferred Stock

Common Stock

Warrants

Stock Purchase Contracts

Units

Prospectus

                                    , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

      The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$50,680
Printing fees	$40,000
Accountant’s fees and expenses	$30,000
Legal fees and expenses	$100,000

Total(1)	$220,680

(1)	The amounts set forth above are estimates except for the SEC registration fee.

Item 15.     Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      OdysseyRe has entered into indemnification agreements with its officers and directors. Such indemnification agreements are intended to supplement our officers’ and directors’ liability insurance and to provide our officers and directors with specific contractual assurance that the protection provided by our amended and restated certificate of incorporation will continue to be available regardless of, among other things, an amendment to our certificate of incorporation or a change in management or control of OdysseyRe. Such indemnification agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in such capacities. Such indemnification agreements provide a mechanism for court relief if indemnification or expense advances are denied or not received within the periods specified in such agreements. Indemnification and advancement of expenses are also provided with respect to a court proceeding initiated for a determination of rights under such indemnification agreements and for certain other matters.

      Our amended and restated certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, agent, trustee, committee member or representative of OdysseyRe (or is or was serving at the request of OdysseyRe as a director, officer, employee, agent, trustee, committee member or representative of any other entity, including service with respect to employee benefit plans) shall be indemnified and held harmless by OdysseyRe, to the full extent permitted by Delaware law, as in effect from time to time, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person acting in such capacity.

      Our amended and restated certificate of incorporation provides that the rights to indemnification and the payment of expenses provided thereby shall not be exclusive of any other right which any person may have or acquire under any statute, any provision of our amended and restated certificate of incorporation or our amended and restated by-laws, agreement or otherwise. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

      Our amended and restated certificate of incorporation provides that OdysseyRe will indemnify its directors for monetary damages to OdysseyRe and its securityholders for any breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to our company or our securityholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

      In addition, OdysseyRe maintains liability insurance for its directors and officers.

Item 16.     Exhibits

      The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.     Undertakings

a.	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2)	that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d.	The undersigned registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of this registration statement as of the time it was declared effective; and

(2)	for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

e.	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York.

ODYSSEY RE HOLDINGS CORP.

By: /s/ Andrew A. Barnard Name: Andrew A. Barnard Title: President and Chief Executive Officer

Dated: February 20, 2004

POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints, jointly and severally, V. Prem Watsa, Andrew A. Barnard and Charles D. Troiano, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ ANDREW A. BARNARD Andrew A. Barnard	President, Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2004

/s/ CHARLES D. TROIANO Charles D. Troiano	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 19, 2004

/s/ V. PREM WATSA V. Prem Watsa	Director	February 19, 2004

/s/ JAMES F. DOWD James F. Dowd	Director	February 19, 2004

/s/ WINSLOW W. BENNETT Winslow W. Bennett	Director	February 19, 2004

/s/ ROBBERT HARTOG Robbert Hartog	Director	February 19, 2004

/s/ ANTHONY F. GRIFFITHS Anthony F. Griffiths	Director	February 19, 2004

/s/ BRANDON W. SWEITZER Brandon W. Sweitzer	Director	February 19, 2004

EXHIBIT INDEX

Exhibit No.		Description

1.1		Form of Underwriting Agreement for Debt Securities (incorporated by reference to Exhibit 1.1 of the registrant’s Registration Statement on Form S-3, filed on August 8, 2002, File No. 333-97819).
1.2		Form of Underwriting Agreement for Shares of Common Stock and/or Preferred Stock (incorporated by reference to Exhibit 1.2 of the registrant’s Registration Statement on Form S-3, filed on August 8, 2002, File No. 333-97819).
1	.3†	Form of Underwriting Agreement for Warrants.
1	.4†	Form of Underwriting Agreement for Stock Purchase Contracts.
1	.5†	Form of Underwriting Agreement for Units.
4.1		Senior Debt Securities Indenture dated October 31, 2003 between Odyssey Re Holdings Corp. and The Bank of New York (incorporated by reference to Exhibit 4.1 of the registrant’s Quarterly Report on Form 10-Q filed on November 3, 2003).
4.2		Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.2 of the registrant’s Registration Statement on Form S-3, filed on August 8, 2002, File No. 333-97819).
4.3		Indenture dated June 18, 2002 between Odyssey Re Holdings Corp. and The Bank of New York regarding the 4.375% Convertible Senior Debentures due 2022 (incorporated by reference to Exhibit 4.3 of the registrant’s Registration Statement on Form S-3, filed on August 8, 2002, File No. 333-97819).
4.4		Form of certificate representing Odyssey Re Holdings Corp. common stock (incorporated by reference to Exhibit 4.1 of Amendment No. 2 to OdysseyRe’s Registration Statement on Form S-1, filed on May 29, 2001, File No. 333-57642).
4.5		Amended and Restated Certificate of Incorporation of Odyssey Re Holdings Corp. (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to OdysseyRe’s Registration Statement on Form S-1, filed on May 4, 2001, File No. 333-57642).
4.6		Amended and Restated Bylaws of Odyssey Re Holdings Corp. (incorporated by reference to Exhibit 3.3 of Amendment No. 1 to OdysseyRe’s Registration Statement on Form S-1, filed on May 4, 2001, File No. 333-57642).
4.7		Registration Rights Agreement dated June 18, 2002 between Odyssey Re Holdings Corp. and Banc of America Securities LLC regarding the 4.375% Convertible Senior Debentures due 2022 (incorporated by reference to Exhibit 4.7 of the registrant’s Registration Statement on Form S-3, filed on August 8, 2002, File No. 333-97819).
4	.8†	Form of Warrant Agreement, including the form of Warrant.
4	.9†	Form of Stock Purchase Contract Agreement, including the form of Security Certificate.
4	.10†	Form of Unit Agreement, including the form of Unit Certificate.
4.11		Form of Senior Debt Security (included in Exhibit 4.1).
4.12		Form of Subordinated Debt Security (included in Exhibit 4.2).
4.13		Form of 4.375% Convertible Senior Debenture due 2022 (included in Exhibit 4.3).
4.14		Registration Rights Agreement dated as of June 19, 2001 among Odyssey Re Holdings Corp., TIG Insurance Company and ORH Holdings Inc. (incorporated by reference to Exhibit 10.10 of OdysseyRe’s Annual Report on Form 10-K filed on March 6, 2002).
4.15		Global Security dated October 31, 2003 representing $150,000,000 aggregate principal amount of 7.65% Senior Notes due 2013 (incorporated by reference to Exhibit 4.2 of the registrant’s Quarterly Report on Form 10-Q filed on November 3, 2003).

Exhibit No.	Description

4.16	Global Security dated November 18, 2003 representing $75,000,000 aggregate principal amount of 7.65% Senior Notes due 2013 (incorporated by reference to Exhibit 4.6 of the registrant’s Annual Report on Form 10-K filed on February 17, 2004).
5.1	Opinion of Donald L. Smith, Senior Vice President, General Counsel and Corporate Secretary of Odyssey Re Holdings Corp.
12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Donald L. Smith (included in Exhibit 5.2).
24.1	Power of Attorney (included on the signature page of this registration statement).
25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 of The Bank of New York to act as trustee under the Senior Debt Securities Indenture (incorporated by reference to Exhibit 25.1 of the registrant’s Registration Statement on Form S-3, filed on August 8, 2002, File No. 33-97819).
25.2	Statement of Eligibility and Qualification of Trustee on Form T-1 of The Bank of New York to act as trustee under the Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 25.2 of the registrant’s Registration Statement on Form S-3, filed on August 8, 2002, File No. 33-97819).

†	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.